                Exhibit 16.1

[SELIGSON & GIANNATTASIO, LLP LETTERHEAD]

November 10, 2010

United States Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K for PSI Corporation dated July 10, 2010 and filed on October 29, 2010 regarding the recent change of auditors.

We agree with the statements regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely Yours,

/s/Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP